Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 5, 2006, is by and among HNI CORPORATION, an Iowa corporation (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto (the “Guarantors”), the Lenders (defined below) party hereto and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement dated as of January 28, 2005 (as amended, restated, amended and restated, modified, supplemented or otherwise modified through the date hereof, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Credit Parties have requested the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1          New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of April 6, 2006, by and among the Borrower and the purchasers party thereto, with respect to the Senior Notes, in the initial aggregate principal amount of $150,000,000 and with a maximum aggregate principal amount of $650,000,000, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Second Amendment Effective Date” shall mean April 5, 2006.

“Senior Notes” shall mean (a) the Borrower’s 5.54% Series 2006-A Senior Notes due April 6, 2016 and (b) any additional series of senior notes of the Borrower, in each case issued pursuant to the Note Purchase Agreement (or a supplement thereto) and with a maximum aggregate principal amount of $650,000,000.

1.2          Section 5.8. Section 5.8 of the Credit Agreement is hereby amended by adding the following paragraph at the end of such section:

In addition to the foregoing requirements of this Section 5.8, the Borrower shall cause any Domestic Subsidiary that guarantees the obligations of the Borrower under the Senior Notes (and which is not a Guarantor) to promptly become a “Guarantor” hereunder by executing and delivering to the Administrative Agent a Joinder Agreement and such other documentation as contemplated above; provided that the Administrative Agent shall, at the Borrower’s request and without the need for any action by or approval of any Lender, release such Domestic Subsidiary from its obligations as a Guarantor and such Domestic Subsidiary shall cease to be a “Guarantor” so long as such Domestic Subsidiary is not otherwise required to be a Guarantor pursuant to the requirements of this Section 5.8 above and substantially concurrently with such release such Domestic Subsidiary is released from its guaranty obligations under the Note Purchase Agreement.

1.3          Section 6.1(f). Section 6.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)            Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent the incurrence or existence of such Indebtedness is not prohibited by this Section 6.1;

1.4          Section 6.8. Section 6.8 of the Credit Agreement is hereby amended by adding at the end of the last sentence of such section the following clause and by making the appropriate grammatical and punctuation changes thereto:

, and except (in respect of the matters referred to in clause (e) above) for restrictions in the Note Purchase Agreement, provided that the Note Purchase Agreement does not so restrict any Subsidiary that has guaranteed the Borrower’s obligations under the Senior Notes.

1.5          Section 6.11. Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.11        No Further Negative Pledges.

Enter into, assume or become subject to any agreement (a) prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, in favor of the Administrative Agent (for the benefit of the Lenders) to secure the Credit Party Obligations (provided that any restriction (i) on the amount of Indebtedness under this Credit Agreement and the other Credit Documents that can be secured shall not be deemed a restriction prohibited by

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this Section 6.11 so long as the permitted amount of secured Indebtedness is equal to or greater than the aggregate Commitments hereunder including any Additional Loans and (ii) in the Note Purchase Agreement shall not be deemed a restriction prohibited by this Section 6.11 if such Liens in favor of the Administrative Agent shall be permitted thereunder on the condition that the Senior Notes be equally and ratably secured with the Credit Party Obligations secured thereby pursuant to an agreement reasonably satisfactory to the Required Holders (as defined in the Note Purchase Agreement)), or (b) requiring the grant of any security for any obligation if security is given for some other obligation, except in connection with (i) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien) or (ii) the Note Purchase Agreement and the Senior Notes.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1          Closing Conditions.

This Amendment shall become effective as of the Second Amendment Effective Date upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)           Executed Documents. Receipt by the Administrative Agent of counterparts of this Amendment executed by each Credit Party, the Administrative Agent and the Required Lenders.

(b)           Fees and Expenses. The Administrative Agent and the Lenders shall have received from the Borrower the aggregate amount of fees and expense payable in connection with the consummation of the transactions contemplated hereby.

(c)           Note Purchase Agreement. The Administrative Agent shall have received the final draft form of the Note Purchase Agreement.

ARTICLE III

MISCELLANEOUS

3.1          Amended Terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

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3.2          Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement are true and correct as of the Second Amendment Effective Date (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(f)            The Credit Party Obligations are not reduced by this Amendment.

3.3          Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement (as amended) and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4          Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement and shall be subject to the terms and conditions thereof.

3.5          Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6          Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this

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Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

3.7          No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, by it against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act, under the Credit Agreement on or prior to the date hereof.

3.8          GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.9          Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

3.10        Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.11        Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

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HNI CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	HNI CORPORATION,
an Iowa corporation

	By:	/s/ Melinda C. Ellsworth
	Name:	Melinda C. Ellsworth
	Title:	Vice President, Treasurer and Investor Relations

GUARANTORS:	THE HON COMPANY
ALLSTEEL INC.
HEARTH & HOME TECHNOLOGIES INC.
PAOLI INC.
RIVER BEND CAPITAL CORPORATION

	By:	/s/ Melinda C. Ellsworth
	Name:	Melinda C. Ellsworth
	Title:	Vice President and Treasurer

HNI CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION,
individually in its capacity as a
Lender and in its capacity as Administrative Agent

	By:	/s/ Richard E. Anglin III
	Name:	Richard E. Anglin III
	Title:	Vice President

HNI CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
individually in its capacity as a
Lender and in its capacity as Syndication Agent

By:	/s/ Charles R Dickerson
Name:	Charles R Dickerson
Title:	Managing Director

HNI CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, N.A.,
individually in its capacity as a
Lender and in its capacity as Documentation Agent

By:	/s/ Elizabeth Emde
Name:	Elizabeth Emde
Title:	A.V.P.

HNI CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

BNP PARIBAS,
individually in its capacity as a
Lender and in its capacity as Documentation Agent

By:	/s/ Gaye Plunkett
Name:	Gaye Plunkett
Title:	Vice-President

By:	/s/ Christopher Grumboski
Name:	Christopher Grumboski
Title:	Managing Director

HNI CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

HARRIS N.A., as successor by merger to Harris Trust & Savings Bank, as a Lender

By:	/s/ Thad D. Racshe
Name:	Thad D. Racshe
Title:	Director

HNI CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

NATIONAL CITY BANK OF THE MIDWEST,
as a Lender

By:	/s/ Richard Sems
Name:	RICHARD SEMS
Title:	SVP

HNI CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

SUNTRUST BANK,
as a Lender

By:	/s/ Daniel S. Komitor
Name:	Daniel S. Komitor
Title:	Director